Exhibit 99.1

MongoDB, Inc. Announces First Quarter Fiscal 2021 Financial Results
First Quarter Fiscal 2021 Total Revenue of $130.3 million, up 46% Year-over-Year
Continued Strong Growth with Over 18,400 Customers at April 30, 2020
MongoDB Atlas Revenue 42% of Total Q1 Revenue, up over 75% Year-over-Year

New York City, New York - June 4, 2020 - MongoDB, Inc. (NASDAQ: MDB), the leading, modern general purpose database platform, today announced its financial results for the first quarter ended April 30, 2020.
“MongoDB’s strong first quarter performance in the midst of the COVID-19 pandemic demonstrates the value of our modern data platform for the success of our customers,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB. “In particular, the speed and agility of the MongoDB platform enables customers to quickly adapt to changing business conditions.”
“While the impact from COVID-19 will be longer than we originally expected at the beginning of this fiscal year, we are seeing clear signs that the current environment is reinforcing the long-term trends towards digital transformation and cloud migration. MongoDB is a clear beneficiary of these trends and we will continue making investments to fully capitalize on this market opportunity.”
First Quarter Fiscal 2021 Financial Highlights

•
Revenue: Total revenue was $130.3 million in the first quarter fiscal 2021, an increase of 46% year-over-year. Subscription revenue was $124.9 million, an increase of 49% year-over-year, and services revenue was $5.5 million, an increase of 1% year-over-year.

•
Gross Profit: Gross profit was $92.7 million in the first quarter fiscal 2021, representing a 71% gross margin, compared to 68% in the year-ago period. Non-GAAP gross profit was $95.6 million, representing a 73% non-GAAP gross margin.

•
Loss from Operations: Loss from operations was $42.0 million in the first quarter fiscal 2021, compared to $30.6 million in the year-ago period. Non-GAAP loss from operations was $7.4 million, compared to $12.6 million in the year-ago period.

•
Net Loss: Net loss was $54.0 million, or $0.94 per share, based on 57.6 million weighted-average shares outstanding in the first quarter fiscal 2021. This compares to $33.2 million, or $0.61 per share, based on 54.7 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $7.3 million or $0.13 per share. This compares to $12.1 million or $0.22 per share in the year-ago period.

•
Cash Flow: As of April 30, 2020, MongoDB had $977.5 million in cash, cash equivalents, short-term investments and restricted cash. During the three months ended April 30, 2020, MongoDB used $5.9 million of cash from operations, $1.5 million in capital expenditures and $1.1 million in principal repayments of finance leases, leading to negative free cash flow of $8.5 million, compared to free cash flow of $2.8 million in the year-ago period.

A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
First Quarter Fiscal 2021 and Recent Business Highlights

•
Voted as the “Most Wanted Database by Developers” by StackOverflow in their annual developer survey for the 4th year in a row. In February 2020, StackOverflow polled nearly 65,000 developers to take the pulse of the developer community, revealing the top trends, technologies, and work priorities for software engineers around the world.

•
Continued strong traction in the partner ecosystem. We were named 2019 Google Cloud Technology Partner of the Year for Marketplace. MongoDB Enterprise Advanced was also added to the Red Hat Marketplace, an open cloud marketplace that makes it easier to discover and access Red Hat certified software for container-based environments in public clouds and on-premises.

•
Turned MongoDB World into a free, global, fully digital, two-day event to be held on June 9th and 10th. The event will feature product announcements and updates, a keynote packed with demos, more than 40 customers as well as more than 100 breakout sessions, live workshops and hands-on tutorials designed to engage and grow our global community.

Business Outlook
Based on information as of today, June 4, 2020, MongoDB is issuing the following financial guidance for the second quarter and full year fiscal 2021. Please note that this guidance reflects our current view of the negative impact from the COVID-19 pandemic and the macroeconomic environment. As a reminder, our prior guidance assumed a normalization of business activity in the second half of the year which we now believe is unlikely to occur. The situation regarding COVID-19 is uncertain and changing rapidly and MongoDB will continue to evaluate its potential impact on its business.

	Second Quarter Fiscal 2021	Full Year Fiscal 2021
Revenue	$125.0 million to $127.0 million	$520.0 million to $530.0 million
Non-GAAP Loss from Operations	$(24.0) million to $(22.0) million	$(78.0) million to $(70.0) million
Non-GAAP Net Loss per Share	$(0.41) to $(0.38)	$(1.34) to $(1.21)
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in MongoDB’s operating results may be particularly pronounced in the current economic environment due to the uncertainty caused by, and the unprecedented nature of, the current COVID-19 pandemic, whose severity, duration and ultimate impact is difficult to predict at this time.
Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, June 4, 2020, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, dial 800-289-0438 (domestic) or 323-794-2423 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 1930605. A replay of the webcast will also be available for a limited time at https://investors.mongodb.com.
About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 18,400 customers in over 100 countries. The MongoDB database platform has been downloaded over 110 million times and there have been more than one million MongoDB University registrations.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the second fiscal quarter and full year fiscal 2021; the anticipated impact of the COVID-19 pandemic on market trends and our future results of operations and market position; our ability to transform the global database industry and to capitalize on our market opportunity; and our scheduled MongoDB World Event. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: the impact that the precautions we have taken in our business relative to the ongoing COVID-19 pandemic may have on our business; the financial impacts of the COVID-19 pandemic on our customers, our potential customers, the global financial markets and our business and future results of operations; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2020, filed with the SEC on March 27, 2020, and our Current Report on Form 8-K filed with the SEC on June 4, 2020. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2020 and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense. Non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share exclude:

•	stock-based compensation expense;

•	amortization of intangible assets for the acquired technology and acquired customer relationships associated with the prior acquisitions of Realm, mLab and WiredTiger;

•	amortization of time-based founder payments associated with the mLab purchase that was deemed to be compensation expense for GAAP purposes;

•	acquisition costs associated with the purchase of Realm in fiscal 2020; and

•	in the case of non-GAAP net loss, non-cash interest expense related to our convertible senior notes.
MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
Mark Wheeler
MongoDB
866-237-8815 x7186
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	April 30, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$700,645	$706,192
Short-term investments	276,372	280,326
Accounts receivable, net of allowance for doubtful accounts of $4,327 and $2,515 as of April 30, 2020 and January 31, 2020, respectively	80,760	85,554
Deferred commissions	25,737	24,219
Prepaid expenses and other current assets	16,892	16,905
Total current assets	1,100,406	1,113,196
Property and equipment, net	57,914	58,316
Operating lease right-of-use assets	32,965	11,147
Goodwill	55,830	55,830
Acquired intangible assets, net	32,650	34,779
Deferred tax assets	680	615
Other assets	56,397	54,684
Total assets	$1,336,842	$1,328,567
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,184	$2,849
Accrued compensation and benefits	33,649	41,427
Operating lease liabilities	4,005	3,750
Other accrued liabilities	27,112	26,860
Deferred revenue	173,067	167,498
Total current liabilities	241,017	242,384
Deferred tax liability, non-current	821	821
Operating lease liabilities, non-current	29,625	8,113
Deferred revenue, non-current	19,954	23,281
Convertible senior notes, net	923,098	911,075
Other liabilities, non-current	59,286	60,035
Total liabilities	1,273,801	1,245,709
Stockholders’ equity:
Class A common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of April 30, 2020 and January 31, 2020; 50,358,480 and 48,512,090 shares issued and outstanding as of April 30, 2020 and January 31, 2020, respectively	50	48
Class B common stock, par value of $0.001 per share; 100,000,000 shares authorized as of April 30, 2020 and January 31, 2020; 7,738,326 and 8,969,824 shares issued as of April 30, 2020 and January 31, 2020, respectively; 7,638,955 and 8,870,453 shares outstanding as of April 30, 2020 and January 31, 2020, respectively	8	9
Additional paid-in capital	785,730	752,127
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of April 30, 2020 and January 31, 2020	(1,319)	(1,319)
Accumulated other comprehensive income	998	225
Accumulated deficit	(722,426)	(668,232)
Total stockholders’ equity	63,041	82,858
Total liabilities and stockholders’ equity	$1,336,842	$1,328,567

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2020	2019
Revenue:
Subscription	$124,856	$83,994
Services	5,473	5,394
Total revenue	130,329	89,388
Cost of revenue(1):
Subscription	30,625	22,595
Services	7,052	5,577
Total cost of revenue	37,677	28,172
Gross profit	92,652	61,216
Operating expenses:
Sales and marketing(1)	69,125	46,120
Research and development(1)	45,632	30,868
General and administrative(1)	19,935	14,805
Total operating expenses	134,692	91,793
Loss from operations	(42,040)	(30,577)
Other loss, net	(11,693)	(2,801)
Loss before provision for income taxes	(53,733)	(33,378)
Provision (benefit) for income taxes	234	(138)
Net loss	$(53,967)	$(33,240)
Net loss per share, basic and diluted	$(0.94)	$(0.61)
Weighted-average shares used to compute net loss per share, basic and diluted	57,649,524	54,710,746

(1)	Includes stock‑based compensation expense as follows:

	Three Months Ended April 30,
	2020	2019
Cost of revenue—subscription	$1,827	$988
Cost of revenue—services	1,146	593
Sales and marketing	10,823	4,940
Research and development	11,759	4,520
General and administrative	5,012	2,968
Total stock‑based compensation expense	$30,567	$14,009

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2020	2019
Cash flows from operating activities
Net loss	$(53,967)	$(33,240)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,864	2,298
Stock-based compensation	30,567	14,009
Amortization of debt discount and issuance costs	12,023	3,221
Amortization of finance right-of-use assets	994	994
Amortization of operating right-of-use assets	1,372	220
Non-cash interest on finance lease liabilities	—	905
Deferred income taxes	(290)	(557)
Accretion of discount on short-term investments	(193)	(1,509)
Change in operating assets and liabilities:
Accounts receivable	3,637	10,960
Prepaid expenses and other current assets	234	(260)
Deferred commissions	(3,063)	(2,987)
Other long-term assets	(170)	32
Accounts payable	219	(268)
Accrued liabilities	(2,779)	3,324
Operating lease liabilities	(1,126)	(195)
Deferred revenue	3,349	6,267
Other liabilities, non-current	451	—
Net cash provided by (used in) operating activities	(5,878)	3,214
Cash flows from investing activities
Purchases of property and equipment	(1,505)	(389)
Proceeds from maturities of marketable securities	165,000	140,000
Purchases of marketable securities	(160,283)	(139,024)
Net cash provided by investing activities	3,212	587
Cash flows from financing activities
Payments of issuance costs for convertible senior notes	(4,154)	—
Proceeds from exercise of stock options, including early exercised stock options	3,000	6,437
Repurchase of early exercised stock options	(1)	(30)
Principal repayments of finance leases	(1,135)	—
Net cash provided by (used in) financing activities	(2,290)	6,407
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(593)	19
Net increase (decrease) in cash, cash equivalents, and restricted cash	(5,549)	10,227
Cash, cash equivalents, and restricted cash, beginning of period	706,706	148,347
Cash, cash equivalents, and restricted cash, end of period	$701,157	$158,574

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2020	2019
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$92,652	$61,216
Gross margin (Gross profit/Total revenue) on a GAAP basis	71%	68%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	1,827	988
Stock-based compensation expense: Cost of Revenue—Services	1,146	593
Non-GAAP gross profit	$95,625	$62,797
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	73%	70%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$69,125	$46,120
Less:
Stock-based compensation expense	10,823	4,940
Amortization of intangible assets associated with acquisitions	764	680
Non-GAAP sales and marketing operating expense	$57,538	$40,500

Research and development operating expense on a GAAP basis	$45,632	$30,868
Less:
Stock-based compensation expense	11,759	4,520
Amortization of intangible assets and time-based founder payments associated with acquisitions	3,308	2,900
Non-GAAP research and development operating expense	$30,565	$23,448

General and administrative operating expense on a GAAP basis	$19,935	$14,805
Less:
Stock-based compensation expense	5,012	2,968
Acquisition costs	—	346
Non-GAAP general and administrative operating expense	$14,923	$11,491

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(42,040)	$(30,577)
Add back:
Stock-based compensation expense	30,567	14,009
Amortization of intangible assets and time-based founder payments associated with acquisitions	4,072	3,580
Acquisition costs	—	346
Non-GAAP loss from operations	$(7,401)	$(12,642)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(53,967)	$(33,240)
Add back:
Stock-based compensation expense	30,567	14,009
Amortization of intangible assets and Founder Holdback associated with acquisitions	4,072	3,580
Acquisition costs	—	346
Non-cash interest expense related to convertible senior notes	12,023	3,221
Non-GAAP net loss	$(7,305)	$(12,084)

	Three Months Ended April 30,
	2020	2019
Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(0.94)	$(0.61)
Add back:
Stock-based compensation expense	0.53	0.26
Amortization of intangible assets and Founder Holdback associated with acquisitions	0.07	0.06
Acquisition costs	—	0.01
Non-cash interest expense related to convertible senior notes	0.21	0.06
Non-GAAP net loss per share, basic and diluted	$(0.13)	$(0.22)

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended April 30,
	2020	2019
Net cash provided by (used in) operating activities	$(5,878)	$3,214
Capital expenditures	(1,505)	(389)
Principal repayments of finance lease liabilities	(1,135)	—
Capitalized software	—	—
Free cash flow	$(8,518)	$2,825

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	4/30/2018	7/31/2018	10/31/2018	1/31/2019	4/30/2019	7/31/2019	10/31/2019	1/31/2020	4/30/2020
Total Customers	6,600+	7,400+	8,300+	13,400+	14,200+	15,000+	15,900+	17,000+	18,400+
Direct Sales Customers(a)	1,550+	1,600+	1,700+	1,750+	1,800+	1,850+	1,900+	2,000+	2,200+
MongoDB Atlas Customers	4,400+	5,300+	6,200+	11,400+	12,300+	13,200+	14,200+	15,400+	16,800+
Customers over $100K(b)	394	438	490	557	598	622	688	751	780
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(b) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services. Prior to January 31, 2020, ARR from Direct Sales Customers of MongoDB Atlas was based on their contractual commitments, regardless of their actual consumption. We believe that our new consumption-based ARR calculation better reflects actual customer behavior. The impact of this change on prior reported periods is immaterial.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	4/30/2018	7/31/2018	10/31/2018	1/31/2019	4/30/2019	7/31/2019	10/31/2019	1/31/2020	4/30/2020
MongoDB Enterprise Advanced: % of Subscription Revenue	67%	64%	59%	53%	54%	52%	46%	48%	49%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	88%	87%	87%	77%	77%	78%	78%	79%	79%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.